FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-09

From:	Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 12/05/25 12:35:51 UTC-5:00
Subject:	WFCM 2025-5C7 - **IO SPOTS** PUBLICS

3yr	99-24¾
5yr	99-01¾